UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 8, 2022

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41277	87-0620495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported on a Current Report on Form 8-K filed on February 14, 2022 with the U.S. Securities and Exchange Commission (the “SEC”) by Modular Medical, Inc. (the “Company”), on February 9, 2022 (the “Effective Date”), the Company entered into an underwriting agreement with Oppenheimer & Co. Inc. (“Oppco”) whereby the Company agreed to enter into a “lock-up” agreement (the “Lock-Up”), pursuant to which the Company agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of common stock or securities convertible into common stock for a period of 180 days after the Effective Date (the “Lock-Up Period”).

On March 28, 2022, Oppco provided the Company with a waiver to the Lock-Up (the “Waiver”) to allow the Company to file a registration statement on Form S-3 with the SEC to effect the shelf registration of an indeterminate amount of the Company’s equity, equity-linked and/or debt securities (the “Shelf Registration Statement”) prior to the expiration of the Lock-Up Period.

The Waiver is limited to the filing of the Shelf Registration Statement, and, if the Company intends to file a prospectus supplement to the Shelf Registration Statement and/or to make any sales pursuant to the Shelf Registration Statement prior to the expiration of the Lock-Up Period, the Company must obtain Oppco’s written consent before doing so.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: April 8, 2022	By:	/s/ James Besser
James Besser
Chief Executive Officer